SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                           DIMENSIONAL VISIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
5)   Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

                            DIMENSIONAL VISIONS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 28, 2000


TO ALL STOCKHOLDERS OF DIMENSIONAL VISIONS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Dimensional Visions, Inc., a Delaware corporation, will be held at the principal office of the Company, 2301 West Dunlap Avenue, Suite 207, Phoenix, Arizona 85021, on Friday, January 28, 2000 at 10:00 a.m., Arizona time, for the following purposes:

     To elect four Directors for the term of one year and until their successors are duly elected and qualified;

     To approve the Company's 1999 employee stock option plan;

     To ratify the appointment of Gitomer & Berenholz, P.C. as the Company's independent public accountants for the fiscal year ending June 30, 2000; and

     To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only stockholders of record at the close of business on December 23, 1999, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                             By Order of the Board of Directors,

                                             John D. McPhilimy


Phoenix, Arizona
November 18, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON, SHOULD THEY SO DESIRE.

                            DIMENSIONAL VISIONS, INC.
                       2301 WEST DUNLAP AVENUE, SUITE 207
                             PHOENIX, ARIZONA 85021

                             ----------------------
                                 PROXY STATEMENT
                             ----------------------

                               GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of Dimensional Visions, Inc. (the "Company") for the Annual Meeting of Stockholders of the Company to be held at the principal office of the Company, 2301 West Dunlap Avenue, Suite 207, Phoenix, Arizona 85021, on Friday, January 28, 2000, at 10:00 a.m., Arizona time. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees relating to the class of Common Stock for which the proxy relates for election to the Company's Board of Directors, for the approval of the Company's 1999 employee stock option plan, and for the ratification of Gitomer & Berenholz, P.C. as the Company's independent public accountants. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgement. The proxy may be revoked at any time before being voted. The Company will pay the entire expense of soliciting the proxies, which solicitation will be by use of the mails. This Proxy Statement is being mailed to stockholders on or about December 27, 1999.

Only holders of shares of Common Stock of record at the close of business on December 23, 1999, will be entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. As of the close of business on November 1, 1999, the Company had outstanding 5,970,607 shares of Common Stock.

At the Annual Meeting, the holders of Common Stock will be entitled, as a class, to elect four Directors ("Directors"). The vote of a majority of the shares of Common Stock represented at the Annual Meeting is required for the election of the Directors. The vote of a majority of the shares of Common Stock represented at the Annual Meeting is required for the approval of the employee stock option plan. The vote of a majority of the shares of Common Stock represented at the Annual Meeting is required for the ratification of the appointment of Gitomer & Berenholz, P.C. as the Company's independent public accountants.

Shares represented by proxies which are marked "abstained" or which are marked to deny discretionary authority will only be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

A list of the stockholders entitled to vote at the Annual Meeting will be available at the Company's office, 2301 West Dunlap Avenue, Suite 207, Phoenix, Arizona 85021, for a period of ten days prior to the Annual Meeting for examination by any stockholder.

Officers and Directors of the Company beneficially own approximately 13.7% of the outstanding shares of Common Stock. See "Security Ownership of Management and Principal Stockholders." Accordingly, approval of the aforesaid matters is not assured and your vote is required in order for the Company to take these actions. Please send in your completed proxy.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL #1)

Four Directors are to be elected for the ensuing year and until their successors are duly elected and qualified. If, at the time of election, any of the nominees should be unavailable for election, a circumstance which is not expected by the Company, it is intended that the proxies will be voted for such substitute nominee as may be selected by the Company. Proxies not marked to the contrary will be voted for the election of the following persons with respect to Common Stock.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED BELOW.

NAME AND AGE              DIRECTOR SINCE     POSITION WITH THE COMPANY
------------              --------------     -------------------------
John D. McPhilimy  (56)        1997          President, Chief Executive Officer,
                                             Chairman

Bruce D. Sandig  (40)          1997          Senior Vice President, Director

Roy D. Pringle (31)             --           Vice President, Chief Financial
                                             Officer, Secretary

Susan A. Gunther (49)          1997          Director

Mr. John McPhilimy was appointed as a Director, President, and Chief Executive Officer of the Company in November 1997. In January 1998, he was appointed Chairman of the Board. From January 1995 until November 1997, Mr. McPhilimy served as President of Selah Information Systems, Inc., Mesa, Arizona, a company involved in information systems. From March 1992 to December 1995, Mr. McPhilimy served as President of Travel Teller, Inc. Mr. McPhilimy has over 30 years of executive and marketing experience in high-technology industries such as aerospace, air transportation, and electronic telecommunication networks with Bell Helicopter Textron, Aerospatiale, Executive Jet Aviation, Travel Teller Inc., Marketing Works, and Selah Information Systems. Over the last 15 years he has been responsible for implementing marketing strategies of NetJets and Travel Teller, which created the new industries of "nationwide fractional ownership of business jets" and "electronic ticket delivery networks," respectively.

Mr. Bruce D. Sandig was appointed as a Director of the Company in January 1998 and as Senior-Vice President of Creative Design and Production Engineering of the Company in November 1997 and provides overall development and integration of the DV3D(R) and AnimotionTM Multi-Dimensional Images systems. Mr. Sandig was a co-founder of InfoPak in 1992. Mr. Sandig has over 15 years experience in electro-mechanical and software engineering/design with such companies as Universal Propulsion Company, Kroy, Inc., Dial Manufacturing, and Softie, Inc., where he also created several proprietary software games for Nintendo.

Mr. Roy D. Pringle was appointed as Vice President, Chief Financial Officer, and Chief Information Officer of the Company in November 1997, and provides overall integrated enterprise-wide financial management systems for the Company. Mr.
Pringle has worked for InfoPak, Inc. for more than the past five years. Mr. Pringle holds a master's degree from the American Graduate School of International Management. Prior to joining InfoPak, he was President and founder of a small software company, Signature Software.

Ms. Susan A. Gunther has served as Director of the Company since January 1998. Since January 1998 she has served as Managing Principal Consultant for Oracle, Inc. She served as Director of Business Processing from March 1995 to December 1997 for AmKor Electronics.

There is no family relationship between any of the directors or officers of the Company.

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

There currently are no Committees on the Board of Directors.

The Board of Directors held three meetings in fiscal 1999. All Directors attended at least 75% of the meetings of the Board of Directors.

EXECUTIVE COMPENSATION

GENERAL COMPENSATION DISCUSSION. All decisions regarding compensation for the Company's Executive Officers and executive compensation programs are reviewed, discussed, and approved by the Board of Directors. All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual's contributions to the Company's success, any significant changes in role or responsibility, and internal equity of pay relationships.

                           SUMMARY COMPENSATION TABLE

The following table summarizes all compensation awarded to the Company Chief Executive Officer during and at the end of the last completed fiscal year ended June 30, 1999.

NAME AND PRINCIPAL POSITION                   YEAR              ANNUAL SALARY
---------------------------                   ----              -------------
John D. McPhilimy, President, Chief           1999                 $89,250
      Executive Officer, Chairman

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company entered into an Employment Agreement with John D. McPhilimy, Chairman and Chief Executive Officer of the Company, on November 1, 1997. Pursuant to that Agreement, Mr. McPhilimy received a salary of $90,000 per year; eligibility to participate in all employment benefit plans and arrangements relating to pensions, health and life insurance, and other similar employee benefit plans or arrangements; and reimbursement of expenses. The agreement renews by mutual written consent on the thirtieth month of its term for a two year period without further action by either party. The agreement may be terminated by the Company for cause.

The Company entered into an Employment Agreement with Bruce D. Sandig, Senior Vice President of the Company, on November 1, 1997. Pursuant to that Agreement, Mr. Sandig received a salary of $84,000 per year; eligibility to participate in all employment benefit plans and arrangements relating to pensions, health and life insurance, and other similar employee benefit plans or arrangements; and reimbursement of expenses. The agreement may be terminated by the Company for cause.

The Company entered into an Employment Agreement with Roy D. Pringle, Chief Financial Officer of the Company, on November 1, 1997. Pursuant to that Agreement, Mr. Pringle received a salary of $72,000 per year; eligibility to participate in all employment benefit plans and arrangements relating to pensions, health and life insurance, and other similar employee benefit plans or arrangements; and reimbursement of expenses. The agreement may be terminated by the Company for cause.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS

The following table sets forth the amount of shares of Common Stock owned as of September 30, 1999, by each person standing for election as a Director of the Company, by those persons known to the Company to own beneficially 5% or more of the outstanding shares of Common Stock of the Company, and by all Directors and Officers of the Company as a group. With respect to any person who beneficially owns 5% or more of the outstanding shares of Common Stock, the address of such person is also set forth.

      NAME AND ADDRESS                    NUMBER OF SHARES OF         PERCENT OF
      OF BENEFICIAL OWNER(1)              COMMON STOCK OWNED(2)         CLASS
      ----------------------              ------------------          ----------
      John D. McPhilimy (3)                     450,000                   7.0
      Bruce D. Sandig (4)                       240,000                   3.9
      Roy D. Pringle(5)                         216,047                   3.5
      Susan A. Gunther(6)                        40,000                   0.7

      All Officers and Directors
           as a group (4 persons)               946,047                  13.7

----------
(1)  c/o Company's  address:  2301 West Dunlap Avenue,  Suite 207,  Phoenix,  AZ
     85021

(2) Except as otherwise indicated, the Company believes that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of any other person.

(3) Includes 450,000 warrants to purchase shares of common stock at $0.20 per share expiring on October 28, 2003.

(4) Includes 240,000 warrants to purchase shares of common stock at $0.20 per share expiring on October 28, 2003.

(5) Includes 210,000 warrants to purchase shares of common stock at $0.20 per share expiring on October 28, 2003.

(6) Includes 40,000 warrants to purchase shares of common stock at $0.50 per share expiring on October 28, 2003.

CERTAIN TRANSACTIONS

During fiscal 1999 and 2000, the Company obtained life insurance policies on certain of its officers and directors as follows:

           NAME                      AMOUNT OF LIFE INSURANCE POLICY
           ----                      -------------------------------
           John D. McPhilimy                    $1,000,000
           Bruce D. Sandig                      $1,000,000

                     APPROVAL OF THE 1999 STOCK OPTION PLAN
                                  (PROPOSAL #2)

DESCRIPTION OF THE PLAN AND VOTE REQUIRED

On November 15, 1999, the Board of Directors adopted the 1999 Stock Option Plan (the "1999 Plan") and directed that the 1999 Plan be submitted to the share owners at the 1999 Annual Meeting. The 1999 Plan will become effective upon the affirmative vote of a majority of the votes cast by holders of the shares of Company Common Stock voting in person or by proxy at the Annual Meeting.

The purpose of the 1999 Plan is to advance the interests of the Company by encouraging and enabling acquisition of a financial interest in the Company by its officers and other key employees. The 1999 Plan is intended to aid the Company in attracting and retaining key employees, to stimulate the efforts of such employees and to strengthen their desire to remain in the Company's employ.

The Company's existing Stock Option Plan, in which no options are outstanding, will be canceled after the 1999 Plan is approved.

SUMMARY DESCRIPTION OF THE 1999 PLAN

The following summary of the 1999 Plan is qualified in its entirety by reference to the text of the 1999 Plan, which is attached as Exhibit A. The 1999 Plan would be administered by the Board of Directors. The Board has full and final authority, in its discretion, to select the key employees who would be granted stock options and would determine the number of shares subject to each option, the duration of each option and the terms and conditions of each option granted.

The major provisions of the 1999 Plan are as follows:

ELIGIBILITY. The Board is authorized to grant stock options to any officer, including officers who are also Directors of the Company, and to other key employees of the Company.

OPTION PRICE. The option price will be 100% of the fair market value of the Company's Common Stock on the date the option is granted. Fair market value for purposes of the 1999 Plan is the average of the high and low market price of the Company's Common Stock as reported on the NASDAQ Transaction listing on the relevant date.

DURATION OF OPTIONS. Each stock option will terminate on the date fixed by the Board, which shall be not more than (a) ten years after the date of the grant for ISOs (defined below) and (b) fifteen years after the date of grant for options that are not ISOs.

VESTING. Options become exercisable when they have vested. The period before the options become exercisable is sometimes called the accrual period. Generally, no portion of any option is exercisable for a period of 12 months after the date of grant, and the Board specifies other vesting provisions at the time of grant. All options automatically become exercisable in full in the event of a Change in Control (as defined in the 1999 Plan, death or disability of the optionee or as decided by the Board. Upon retirement, options held at least one year shall become exercisable in full.

EXERCISE PERIOD. The exercise period for ISOs (as defined below) granted under the 1999 Plan may not exceed 10 years from the date of grant and, for options that are not ISOs, 15 years from the date of grant. If an optionee's employment by the Company is terminated for any reason, except death, disability or retirement, the optionee has six months in which to exercise an option unless the option by its terms expires earlier. Termination or other changes in employment status affects the exercise period. The Board has the right to alter the terms of any option at grant or while outstanding pursuant to the terms of the 1999 Plan except the Option Price. The occurrence of a Change in Control while an optionee is an employee shall have no effect on the duration of the exercise period.

PAYMENT. Payment for stock purchased on the exercise of a stock option must be made in full at the time the stock option is exercised. Payment must be in cash.

SHARES THAT MAY BE ISSUED UNDER THE 1999 PLAN. A maximum of 1,500,000 shares of the Company's Common Stock--which number may be adjusted as described below--would be issued or transferred pursuant to stock options granted under the 1999 Plan. If any stock option terminates or is canceled for any reason without having been exercised in full, the shares of stock not issued or transferred will then become available for additional grants of options. The number of shares available under the 1999 Plan is subject to adjustment in the event of any stock split, stock dividend, recapitalization, spin-off or other similar action.

FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND THE OPTIONEES

INCENTIVE STOCK OPTIONS. Some of the options granted under the 1999 Plan may constitute "Incentive Stock Options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Under present federal tax laws, there will be no federal income tax consequences to either the Company or an optionee upon the grant of an ISO, nor will an optionee's exercise of an ISO result in federal income tax consequences to the Company. Although an optionee will not realize ordinary income upon his exercise of an ISO, the excess of the fair market value of the Common Stock acquired at the time of exercise over the option price may constitute an adjustment in computing alternative minimum taxable income under Section 56 of the Code and, thus, may result in the imposition of the "alternative minimum tax" pursuant to Section 55 of the Code on the optionee. If an optionee does not dispose of Common Stock acquired through an ISO within one year of the ISO's date of exercise, any gain realized upon a subsequent disposition of Common Stock will constitute long-term capital gain to the optionee. If an optionee disposes of the Common Stock within such one-year period, an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the option price or (ii) the actual gain realized upon such disposition will constitute ordinary income to the optionee in the year of the disposition. Any additional gain upon such disposition will be taxed as short-term capital gain. The Company will receive a deduction in an amount equal to the amount constituting ordinary income to an optionee.

NONSTATUTORY OPTIONS. Certain stock options which do not constitute ISOs ("nonstatutory options") may be granted under the 1999 Plan. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the optionee upon the grant of a nonstatutory option. However, the optionee will realize ordinary income upon the exercise of a nonstatutory option in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the option price, and the Company will receive a corresponding deduction. The gain, if any, realized upon a subsequent disposition of such Common Stock will constitute short- or long-term capital gain, depending on the optionee's holding period.

The federal income tax consequences described in this section are based on laws and regulations in effect on November 16, 1999, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section.

TERMINATION OF AND AMENDMENTS TO THE 1999 PLAN; NO REPRICING OR REPLACING OPTIONS WITHOUT A SHARE OWNER VOTE

The Board of Directors may terminate or amend the 1999 Plan from time to time in any manner permitted by applicable laws and regulations, except that no additional shares of the Company's Common Stock may be allocated to the 1999 Plan, and no outstanding option may be repriced or replaced, without the approval of the share owners.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 1999 STOCK OPTION PLAN.


       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR FISCAL 2000
                                  (PROPOSAL #3)

The Company has retained, subject to stockholder ratification, Gitomer & Berenholz, P.C., as its independent public accountants for the fiscal year ending June 30, 2000. Gitomer & Berenholz, P.C. has been the independent accountants for the Company for the past five years and has no financial interest, either direct or indirect, in the Company. If the stockholders do not ratify the appointment of Gitomer & Berenholz, P.C. as the Company's independent public accountants, the Board of Directors will consider the selection of another accounting firm.

The vote of a majority of the shares of Common Stock represented at the Annual Meeting is required for the ratification of Gitomer & Berenholz, P.C. as the Company's independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GITOMER & BERENHOLZ, P.C. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

             DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2000

The rules of the Securities and Exchange Commission permit stockholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company's 2000 annual meeting of stockholders is expected to be held on or about November 19, 2000, and proxy materials in connection with that meeting are expected to be mailed on or about October 13, 2000. Proposals of stockholders of the Company that are intended to be presented at the Company's 2000 annual meeting must be received by the Company no later than June 30, 2000 in order for them to be included in the proxy statement and form of proxy relating to that meeting.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent stockholders are required by regulation to furnish to the Company copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons the Company believes that during it 1999 fiscal year, all such filing requirements applicable to its Officers, Directors, and greater than ten percent beneficial owners were complied with.

                                  OTHER MATTERS

The Board of Directors of the Company does not intend to present any business at the Annual Meeting other than the matters specifically set forth in the Proxy Statement and knows of no other business to come before the Annual Meeting. However, on all matters properly brought before the Annual Meeting by the Board or by others, the persons named as proxies in the accompanying proxy will vote in accordance with their best judgement.

It is important that your shares are represented and voted at the Annual Meeting, whether or not you plan to attend. Accordingly, we respectfully request that you sign, date, and mail your Proxy in the enclosed envelope as promptly as possible.

A copy of the Company's Annual Report on Form 10-KSB for the year ended June 30, 1999, which has been filed with the SEC pursuant to the Exchange Act, may be obtained without charge upon written request to Roy D. Pringle, Chief Financial Officer, Dimensional Visions, Inc., 2301 West Dunlap Avenue, Suite 207, Phoenix, AZ 85021, or on the Internet at www.sec.gov from the SEC's EDGAR database.

                                             By Order of the Board of Directors,

                                             John D. McPhilimy, President
                                             Phoenix, Arizona
                                             November 18, 1999

Dimensional Visions, Inc.
2301 West Dunlap Avenue, Suite 207
Phoenix, AZ  85021

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please mark your votes as [ X ] indicated in this example.

ELECTION OF DIRECTORS

      FOR ALL NOMINEES LISTED BELOW  [ ]     WITHHOLD AUTHORITY  [ ]
      (except as marked to the               to vote for all nominees
      contrary below)                        listed below

(To WITHHOLD authority to vote for any individual nominee, strike a line through the nominee's name below)

John D. McPhilimy     Bruce D. Sandig     Roy D. Pringle     Susan A. Gunther


Proposal #2 to approve the 1999 employee stock option plan.

          FOR [ ]             AGAINST             [ ] ABSTAIN [ ]


Proposal #3 to ratify the appointment of Gitomer & Berenholz, P.C. as the Company's independent auditors for fiscal 2000.

          FOR [ ]             AGAINST             [ ] ABSTAIN [ ]


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR, "FOR" PROPOSAL #2, "FOR" PROPOSAL #3, AND IN THE PROXY'S DISCRETION ON ANY OTHER MATTERS TO COME BEFORE THE MEETING.


                                  Dated:                          ,
                                        -------------------------- ----------


                                  -------------------------------------------
                                                 (Signature)


                                  -------------------------------------------
                                              (Second Signature)

                                  PLEASE DATE AND SIGN ABOVE EXACTLY AS YOUR
                                  NAME APPEARS AT LEFT, INDICATING WHERE
                                  APPROPRIATE, OFFICIAL POSITION OR
                                  REPRESENTATIVE CAPACITY.